UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2020

Cardiff Oncology, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35558	27-2004382
(State or other jurisdiction	(Commission File Number)	IRS Employer
of incorporation or organization)		Identification No.)

11055 Flintkote Avenue
San Diego, CA 92121
(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 952-7570

 Trovagene, Inc
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock	CRDF	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐             Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☐
 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 15, 2020, Cardiff Oncology, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Acorn Bioventures, LP and CDK Associates, L.L.C. and Third Street Holdings LLC (the “Purchasers”), pursuant to which the Company agreed to offer, issue and sell to the Purchasers, (i) in a registered direct offering, an aggregate of 1,984,328 shares (the “Common Shares”) of common stock, par value $0.0001 per share (“Common Stock”) and (ii) in a concurrent private placement, (a) an aggregate of 865,824 shares of Series E Preferred Stock (the “Preferred Shares,” and collectively with the Common Shares, the “Shares”) of preferred stock, par value $0.001 per share (“Series E Preferred Stock”) and (b) Series N warrants (the “Warrants”) to purchase up to 2,213,115 shares (the “Warrant Shares”) of Common Stock, for aggregate gross proceeds to the Company of approximately $13.5 million, before deducting estimated offering expenses payable by the Company.

The combined purchase price for each Share, together with one Warrant, is $2.44. Each Warrant shall be exercisable beginning on the six-month anniversary of the date of issuance and for a period of five years after such date (or five-and-a-half years after the issuance date), at an exercise price of $2.39 per Warrant Share. The exercise price of the Warrants and the Warrant Shares will be subject to adjustment in the event of any stock dividends and splits, reverse stock split, recapitalization, reorganization or similar transaction, as described in the Warrants. The Warrants may be exercised on a “cashless” basis.

On June 16, 2020, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of the Series E Preferred Stock with the Secretary of State of the State of Delaware (the “Certificate of Designation”) creating a new series of authorized preferred stock of the Company designated as the “Series E Preferred Stock”. The Certificate of Designation became effective with the Secretary of State of the State of Delaware upon filing.

Each share of Series E Preferred Stock is convertible into the number of shares of Common Stock (the “Conversion Shares”) determined by dividing the $10 stated value per share of the E Preferred Stock by a conversion price of $2.44 per share, subject to adjustment in accordance with the Certificate of Designation.

Holders of Series E Preferred Stock are entitled to receive dividends on shares of Series E Preferred Stock equal, on an as-if-converted-to-Common-Stock basis, and in the same form as dividends actually paid on shares of the Common Stock. Except as otherwise required by law, the Series E Preferred Stock does not have voting rights. However, as long as any shares of Series E Preferred Stock are outstanding, the Company will not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series E Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series E Preferred Stock, (b) alter or amend the Certificate of Designation, (c) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of Series E Preferred Stock, (d) increase the number of authorized shares of Series E Preferred Stock, (e) pay certain dividends or (f) enter into any agreement with respect to any of the foregoing. The Series E Preferred Stock does not have a preference upon any liquidation, dissolution or winding-up of the Company. The Purchasers may convert shares of Series E Preferred Stock through a conversion into shares of Common Stock if and solely to the extent that such conversion would not result in the Purchasers beneficially owning in excess of 9.99% of then-outstanding Common Stock or aggregate voting power of the Company (such limitation, the “Ownership Limitation”) and any portion in excess of such limitation will remain outstanding as Series E Preferred Stock.

The Common Shares are being offered by the Company pursuant to an effective shelf registration statement on Form S-3, which was originally filed with the Securities and Exchange Commission on June 25, 2019, and was declared effective on July 1, 2019 (File No. 333-232321) (the “Registration Statement”). The Company is filing the opinion of its counsel, Sheppard, Mullin, Richter & Hampton LLP, relating to the legality of the issuance and sale of the Common Shares, as Exhibit 5.1 hereto.

The Preferred Shares, Conversion Shares, Warrants and the Warrant Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are instead being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder.

The closing of the offering described above is subject to satisfaction of specified customary closing conditions.

The foregoing summaries of the offerings, the securities to be issued in connection therewith, the Purchase Agreement, the Preferred Stock and the Warrants do not purport to be complete and are qualified in their entirety by reference to the definitive transaction documents. Copies of the form of Purchase Agreement, the Certificate of Designation and the form of Warrant are attached hereto as Exhibits 10.1, 3.1 and 4.1, respectively, and are incorporated herein by reference.

Item 3.02 Unregistered Sale of Equity Securities.

References to the Preferred Shares, Conversion Shares, Warrants and Warrant Shares set forth under Item 1.01, are incorporated by reference into this Item 3.02.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Reference to the filing of the Certificate of Designation made in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 5.03 by reference.

Item 8.01 Other Events.

        On June 15, 2020, Cardiff Oncology, Inc. (the “Company”) issued a press release announcing presentation of final results of its Phase 1b study, and preliminary positive data from its Phase 2 study, in relapsed or refractory acute myeloid leukemia (AML). The data was presented as a virtual poster presentation at the European Hematology Association (EHA) annual conference. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

3.1	Certificate of Designation of Preferences, Rights and Limitations of the Series E Convertible Preferred Stock.
4.1	Form of Warrant.
5.1	Opinion of Sheppard, Mullin, Richter & Hampton LLP.
10.1	Form of Securities Purchase Agreement.
99.1	Press Release of Cardiff Oncology, Inc. dated June 16, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:         June 16, 2020

CARDIFF ONCOLOGY, INC.

By:	/s/ Mark Erlander
Mark Erlander
Chief Executive Officer

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